TYSON FOODS REPORTS FOURTH QUARTER AND FISCAL 2023 RESULTS
Tyson Foods Sees Another Quarter of Sequential Adjusted Operating Income Growth with Continued Focus on Operational Excellence
Springdale, Arkansas – November 13, 2023 – Tyson Foods, Inc. (NYSE: TSN), one of the world’s largest food companies and a recognized leader in protein with leading brands including Tyson, Jimmy Dean, Hillshire Farm, Ball Park, Wright, Aidells, ibp and State Fair, reported the following results:

(in millions, except per share data)	Fourth Quarter		Twelve Months Ended
	2023	2022	2023	2022
Sales	$13,348	$13,737	$52,881	$53,282

Operating Income (Loss)	$(463)	$766	$(395)	$4,410
Adjusted[1] Operating Income (non-GAAP)	$236	$823	$933	$4,414

Net Income (Loss) Per Share Attributable to Tyson	$(1.31)	$1.50	$(1.87)	$8.92
Adjusted[1] Net Income Per Share Attributable to Tyson (non-GAAP)	$0.37	$1.63	$1.34	$8.73
1 The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). As used in this table and throughout this earnings release, adjusted operating income (loss) and adjusted net income (loss) per share attributable to Tyson (Adjusted EPS) are non-GAAP financial measures. Refer to the end of this release for an explanation and reconciliation of these and other non-GAAP financial measures used in this release to comparable GAAP measures.
Fourth Quarter Highlights
•Sales of $13,348 million, down 2.8% from prior year
•GAAP operating loss of ($463) million, down 160% from prior year
•Adjusted operating income of $236 million, down 71% from prior year
•GAAP EPS of ($1.31), down 187% from prior year
•Adjusted EPS of $0.37, down 77% from prior year
•Total Company GAAP operating margin of (3.5%)
•Total Company adjusted operating margin (non-GAAP) of 1.8%
•Liquidity of approximately $3.0 billion as of September 30, 2023
•Recorded a goodwill impairment charge of $333 million in our Beef segment

Fiscal 2023 Highlights
•Sales of $52,881 million, down 0.8% from prior year
•GAAP operating loss of ($395) million, down 109% from prior year
•Adjusted operating income of $933 million, down 79% from prior year
•GAAP EPS of ($1.87), down 121% from prior year
•Adjusted EPS of $1.34, down 85% from prior year
•Total Company GAAP operating margin of (0.7%)
•Total Company adjusted operating margin (non-GAAP) of 1.8%
•Announced the closure of six Chicken facilities expected to reduce costs and improve capacity utilization

“While economic headwinds persist, we are moving in the right direction and managing what we can control," said Donnie King, President & CEO, Tyson Foods. "The decisions we have taken have made us more operationally efficient and aided a second quarter of sequential improvement in adjusted operating income. The strategy and leadership team we have in place will allow us to take advantage of the long-term opportunities in front of us and drive shareholder value.”

SEGMENT RESULTS (in millions)

Sales
(for the fourth quarter and twelve months ended September 30, 2023, and October 1, 2022)
	Fourth Quarter				Twelve Months Ended
			Volume	Avg. Price			Volume	Avg. Price
	2023	2022	Change	Change[2]	2023	2022	Change	Change[2]
Beef	$5,029	$4,859	(6.7)%	10.2%	$19,325	$19,854	(3.1)%	0.4%
Pork	1,494	1,604	(0.2)%	(6.7)%	5,768	6,414	(2.2)%	(7.9)%
Chicken	4,155	4,619	1.7%	(9.2)%	17,060	16,961	3.4%	(1.9)%
Prepared Foods	2,502	2,516	1.0%	(1.6)%	9,845	9,689	0.3%	1.3%
International/Other	636	638	4.9%	(5.2)%	2,515	2,355	4.9%	1.9%
Intersegment Sales	(468)	(499)	n/a	n/a	(1,632)	(1,991)	n/a	n/a
Total	$13,348	$13,737	(0.6)%	(1.4)%	$52,881	$53,282	1.0%	(1.5)%

Operating Income (Loss)
(for the fourth quarter and twelve months ended September 30, 2023, and October 1, 2022)
	Fourth Quarter				Twelve Months Ended
			Operating Margin				Operating Margin
	2023	2022	2023	2022	2023	2022	2023	2022
Beef	$(323)	$375	(6.4)%	7.7%	$(91)	$2,502	(0.5)%	12.6%
Pork	(11)	(55)	(0.7)%	(3.4)%	(139)	193	(2.4)%	3.0%
Chicken	(267)	340	(6.4)%	7.4%	(770)	955	(4.5)%	5.6%
Prepared Foods	118	111	4.7%	4.4%	823	746	8.4%	7.7%
International/Other	20	(5)	n/a	n/a	(218)	14	n/a	n/a
Total	$(463)	$766	(3.5)%	5.6%	$(395)	$4,410	(0.7)%	8.3%
ADJUSTED SEGMENT RESULTS (in millions)

Adjusted Operating Income (Loss) (Non-GAAP)[1]
(for the fourth quarter and twelve months ended September 30, 2023, and October 1, 2022)
	Fourth Quarter				Twelve Months Ended
			Adjusted Operating Margin (Non-GAAP)				Adjusted Operating Margin (Non-GAAP)
	2023	2022	2023[2]	2022	2023	2022	2023[2]	2022
Beef	$17	$391	0.3%	8.0%	$233	$2,491	1.2%	12.5%
Pork	(8)	(50)	(0.5)%	(3.1)%	(128)	198	(2.2)%	3.1%
Chicken	75	337	1.8%	7.3%	(77)	926	(0.4)%	5.5%
Prepared Foods	151	147	6.0%	5.8%	889	782	9.0%	8.1%
International/Other	1	(2)	n/a	n/a	16	17	n/a	n/a
Total	$236	$823	1.8%	6.0%	$933	$4,414	1.8%	8.3%
2 Average Price Change and Adjusted Operating Margin for the Chicken segment and Total Company exclude $118 million and $156 million for the three and twelve months ended September 30, 2023, respectively, of legal contingency accruals recognized as a reduction to Sales.

OUTLOOK
For fiscal 2024, the United States Department of Agriculture (USDA) indicates domestic protein production (beef, pork, chicken and turkey) should decrease slightly compared to fiscal 2023 levels. The following is a summary of the updated outlook for each of our segments, as well as an outlook for revenues, capital expenditures, net interest expense, liquidity, tax rate and dividends for fiscal 2024. Certain of the outlook numbers include adjusted operating margin (a non-GAAP metric) for each segment. The Company is not able to reconcile its full-year fiscal 2024 projected adjusted results to its fiscal 2024 projected GAAP results because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of our control. Therefore, because of the uncertainty and variability of the nature of and the amount of any potential applicable future adjustments, which could be significant, the Company is unable to provide a reconciliation for these forward-looking non-GAAP measures without unreasonable effort. Adjusted operating margin should not be considered a substitute for operating margin or any other measures of financial performance reported in accordance with GAAP. Investors should rely primarily on the Company’s GAAP results and use non-GAAP financial measures only supplementally in making investment decisions.
Beef
USDA projects domestic production will decrease approximately 5% in fiscal 2024 as compared to fiscal 2023. We anticipate adjusted operating income (loss) between ($400) million and breakeven in fiscal 2024.
Pork
USDA projects domestic production will increase approximately 2% in fiscal 2024 as compared to fiscal 2023. We anticipate adjusted operating income to approximate breakeven in fiscal 2024.
Chicken
USDA projects chicken production will increase slightly in fiscal 2024 as compared to fiscal 2023. We anticipate adjusted operating income of $400 million to $700 million for fiscal 2024.
Prepared Foods
We anticipate adjusted operating income of $800 million to $1 billion in fiscal 2024.
International/Other
We anticipate improved results from our foreign operations in fiscal 2024.
Total Company
We anticipate total company adjusted operating income of $1.0 billion to $1.5 billion for fiscal 2024.
Revenue
We expect sales to be relatively flat in fiscal 2024 as compared to fiscal 2023.
Capital Expenditures
We expect capital expenditures between $1.0 billion and $1.5 billion for fiscal 2024. Capital expenditures include investments in profit improvement projects as well as projects for maintenance and repair. This includes completion of capacity expansion projects as well as new equipment, automation technology and processes for product innovation.
Net Interest Expense
We expect net interest expense to approximate $400 million for fiscal 2024.
Liquidity
We expect total liquidity, which was approximately $3.0 billion as of September 30, 2023, to remain above our minimum liquidity target of $1.0 billion.
Tax Rate
We currently expect our adjusted effective tax rate to be around 23% for fiscal 2024.
Dividends
Effective November 10, 2023, the Board of Directors increased the quarterly dividend previously declared on August 10, 2023, to $0.49 per share on our Class A common stock and $0.441 per share on our Class B common stock. The increased quarterly dividend is payable on December 15, 2023, to shareholders of record at the close of business on December 1, 2023. The Board also declared on November 10, 2023 a quarterly dividend of $0.49 per share on our Class A common stock and $0.441 per share on our Class B common stock, payable on March 15, 2024, to shareholders of record at the close of business on March 1, 2024. We anticipate the remaining quarterly dividends in fiscal 2024 will be $0.49 and $0.441 per share of our Class A and Class B common stock, respectively. This results in an annual dividend rate in fiscal 2024 of $1.96 for Class A shares and $1.764 for Class B shares, or a 2% increase compared to the fiscal 2023 annual dividend rate.

TYSON FOODS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Sales	$13,348	$13,737	$52,881	$53,282
Cost of Sales	12,889	12,430	50,250	46,614
Gross Profit	459	1,307	2,631	6,668

Selling, General and Administrative	589	541	2,245	2,258
Goodwill Impairment	333	—	781	—
Operating Income (Loss)	(463)	766	(395)	4,410
Other (Income) Expense:
Interest income	(8)	(7)	(30)	(17)
Interest expense	93	83	355	365
Other, net	8	24	(42)	(87)
Total Other (Income) Expense	93	100	283	261
Income (Loss) before Income Taxes	(556)	666	(678)	4,149
Income Tax Expense (Benefit)	(113)	129	(29)	900
Net Income (Loss)	(443)	537	(649)	3,249
Less: Net Income (Loss) Attributable to Noncontrolling Interests	7	(1)	(1)	11
Net Income (Loss) Attributable to Tyson	$(450)	$538	$(648)	$3,238
Net Income (Loss) Per Share Attributable to Tyson:
Class A Basic	$(1.31)	$1.54	$(1.87)	$9.18
Class B Basic	$(1.17)	$1.38	$(1.68)	$8.25
Diluted	$(1.31)	$1.50	$(1.87)	$8.92
Dividends Declared Per Share:
Class A	$0.480	$0.460	$1.940	$1.855
Class B	$0.432	$0.414	$1.746	$1.670

Sales (Decline) Growth	(2.8)%		(0.8)%
Margins: (Percent of Sales)
Gross Profit	3.4%	9.5%	5.0%	12.5%
Operating Income (Loss)	(3.5)%	5.6%	(0.7)%	8.3%
Net Income (Loss) Attributable to Tyson	(3.4)%	3.9%	(1.2)%	6.1%
Effective Tax Rate [3]	20.2%	19.4%	4.3%	21.7%

3 The effective tax rate for the three and twelve months ended September 30, 2023 is impacted by a $333 million and $781 million goodwill impairment, respectively, as the impairment charge is non-deductible for income tax purposes.

TYSON FOODS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)
(Unaudited)

	September 30, 2023	October 1, 2022
Assets
Current Assets:
Cash and cash equivalents	$573	$1,031
Accounts receivable, net	2,476	2,577
Inventories	5,328	5,514
Other current assets	345	508
Total Current Assets	8,722	9,630
Net Property, Plant and Equipment	9,634	8,685
Goodwill	9,878	10,513
Intangible Assets, net	6,098	6,252
Other Assets	1,919	1,741
Total Assets	$36,251	$36,821

Liabilities and Shareholders’ Equity
Current Liabilities:
Current debt	$1,895	$459
Accounts payable	2,594	2,483
Other current liabilities	2,010	2,371
Total Current Liabilities	6,499	5,313
Long-Term Debt	7,611	7,862
Deferred Income Taxes	2,308	2,458
Other Liabilities	1,578	1,377

Total Tyson Shareholders’ Equity	18,133	19,702
Noncontrolling Interests	122	109
Total Shareholders’ Equity	18,255	19,811

Total Liabilities and Shareholders’ Equity	$36,251	$36,821

TYSON FOODS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Twelve Months Ended
	September 30, 2023	October 1, 2022
Cash Flows From Operating Activities:
Net income (loss)	$(649)	$3,249
Depreciation and amortization	1,339	1,202
Deferred income taxes	(183)	264
Impairment of goodwill	781	—
Other, net	277	76
Net changes in operating assets and liabilities	187	(2,104)
Cash Provided by Operating Activities	1,752	2,687

Cash Flows From Investing Activities:
Additions to property, plant and equipment	(1,939)	(1,887)
Purchases of marketable securities	(34)	(35)
Proceeds from sale of marketable securities	32	34
Acquisitions, net of cash acquired	(262)	—
Acquisition of equity investments	(115)	(177)
Other, net	19	130
Cash Used for Investing Activities	(2,299)	(1,935)

Cash Flows From Financing Activities:
Proceeds from issuance of debt	1,130	103
Payments on debt	(603)	(1,191)
Proceeds from issuance of commercial paper	7,693	—
Repayments of commercial paper	(7,103)	—
Purchases of Tyson Class A common stock	(354)	(702)
Dividends	(670)	(653)
Stock options exercised	11	126
Other, net	(16)	(6)
Cash Provided by (Used for) Financing Activities	88	(2,323)
Effect of Exchange Rate Changes on Cash	1	(35)
Decrease in Cash and Cash Equivalents and Restricted Cash	(458)	(1,606)
Cash and Cash Equivalents and Restricted Cash at Beginning of Year	1,031	2,637
Cash and Cash Equivalents and Restricted Cash at End of Period	573	1,031
Less: Restricted Cash at End of Period	—	—
Cash and Cash Equivalents at End of Period	$573	$1,031

Non-GAAP Financial Measures
Adjusted Operating Income (Loss), Adjusted Income (Loss) before Income Taxes, Adjusted Income Tax Expense (Benefit), Adjusted Net Income (Loss) Attributable to Tyson and Adjusted EPS, EBITDA, Adjusted EBITDA, net debt to EBITDA and net debt to Adjusted EBITDA are presented as supplemental financial measures in the evaluation of our business that are not required by, or presented in accordance with GAAP. The non-GAAP financial measures are tools intended to assist our management and investors in comparing our performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect our core operations on an ongoing basis. These non-GAAP measures should not be a substitute for their comparable GAAP financial measures. Investors should rely primarily on our GAAP results and use non-GAAP financial measures only supplementally in making investment decisions. We believe the presentation of these non-GAAP financial measures helps management and investors to assess our operating performance from period to period, including our ability to generate earnings sufficient to service our debt, enhances understanding of our financial performance and highlights operational trends. These measures are widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Our calculation of non-GAAP measures may not be comparable to similarly titled measures reported by other companies and other companies may not define these non-GAAP financial measures in the same way, which may limit their usefulness of comparative measures.
Definitions
EBITDA is defined as net income (loss) before interest, income taxes, depreciation and amortization. Net debt to EBITDA (Adjusted EBITDA) represents the ratio of our debt, net of cash, cash equivalents and short-term investments, to EBITDA (and to Adjusted EBITDA). EBITDA, Adjusted EBITDA, net debt to EBITDA and net debt to Adjusted EBITDA are presented as supplemental financial measurements in the evaluation of our business.
Adjusted EBITDA, Adjusted Operating Income (Loss), Adjusted Income (Loss) before Income Taxes, Adjusted Income Tax Expense (Benefit), Adjusted Net Income (Loss) Attributable to Tyson and Adjusted EPS are defined as EBITDA, Operating Income (Loss), Income (Loss) before Income Taxes, Income Tax Expense (Benefit), Net Income (Loss) Attributable to Tyson and diluted earnings per share, respectively, excluding the impacts of any items that management believes do not directly reflect our core operations on an ongoing basis.

TYSON FOODS, INC.
GAAP Results to Non-GAAP Results Reconciliations
(In millions, except per share data)
(Unaudited)

Results for the fourth quarter ended September 30, 2023
	Sales	Cost of Sales	Selling, General and Administrative	Goodwill Impairment	Operating Income (Loss)	Other (Income) Expense	Income (Loss) before Income Taxes	Income Tax Expense (Benefit)	Net Income (Loss) Attributable to Tyson	EPS Impact
GAAP Results					$(463)		$(556)	$(113)	$(450)	$(1.31)
Production facilities fire costs, net of insurance proceeds[5]	—	4	—	—	4	—	4	1	3	0.01
Restructuring and related charges	—	6	25	—	31	—	31	8	23	0.06
Plant closures	—	215	—	—	215	—	215	55	160	0.45
Legal contingency accruals	118	—	—	—	118	—	118	30	88	0.25
China plant relocation remuneration[8]	—	(19)	—	—	(19)	—	(19)	(5)	(11)	(0.03)
Product line discontinuation	—	17	—	—	17	—	17	4	13	0.04
Goodwill impairment[7]	—	—	—	333	333	—	333	—	333	0.93
Remeasurement of net deferred tax liabilities at lower enacted state tax rates	—	—	—	—	—	—	—	26	(26)	(0.07)
Impact of antidilutive securities[9]	—	—	—	—	—	—	—	—	—	0.04
Adjusted Non-GAAP Results					$236		$143	$6	$133	$0.37

Results for the fourth quarter ended October 1, 2022
	Sales	Cost of Sales	Selling, General and Administrative	Goodwill Impairment	Operating Income (Loss)	Other (Income) Expense	Income (Loss) before Income Taxes	Income Tax Expense (Benefit)	Net Income (Loss) Attributable to Tyson	EPS Impact
GAAP Results					$766		$666	$129	$538	$1.50
Production facilities fire insurance proceeds, net of costs[5]	—	(9)	—	—	(9)	2	(7)	(2)	(5)	(0.01)
Restructuring and related charges	—	18	48	—	66	—	66	17	49	0.14
Adjusted Non-GAAP Results					$823		$725	$144	$582	$1.63

Results for the twelve months ended September 30, 2023
	Sales	Cost of Sales	Selling, General and Administrative	Goodwill Impairment	Operating Income (Loss)	Other (Income) Expense	Income (Loss) before Income Taxes	Income Tax Expense (Benefit)	Net Income (Loss) Attributable to Tyson	EPS Impact
GAAP Results					$(395)		$(678)	$(29)	$(648)	$(1.87)
Production facilities fire insurance proceeds, net of costs[5]	—	(53)	—	—	(53)	(22)	(75)	(17)	(58)	(0.16)
Restructuring and related charges	—	29	95	—	124	—	124	29	95	0.26
Plant closures	—	322	—	—	322	—	322	82	240	0.67
Legal contingency accruals	156	—	—	—	156	—	156	39	117	0.33
China plant relocation remuneration[8]	—	(19)	—	—	(19)	—	(19)	(5)	(11)	(0.03)
Product line discontinuation	—	17	—	—	17	—	17	4	13	0.04
Goodwill impairment[7]	—	—	—	781	781	—	781	—	757	2.13
Remeasurement of net deferred tax liabilities at lower enacted state tax rates	—	—	—	—	—	—	—	26	(26)	(0.07)
Impact of antidilutive securities[9]	—	—	—	—	—	—	—	—	—	0.04
Adjusted Non-GAAP Results					$933		$628	$129	$479	$1.34

Results for the twelve months ended October 1, 2022
	Sales	Cost of Sales	Selling, General and Administrative	Goodwill Impairment	Operating Income (Loss)	Other (Income) Expense	Income (Loss) before Income Taxes	Income Tax Expense (Benefit)	Net Income (Loss) Attributable to Tyson	EPS Impact
GAAP Results					$4,410		$4,149	$900	$3,238	$8.92
Production facilities fire insurance proceeds, net of costs[5]	—	(62)	—	—	(62)	(52)	(114)	(29)	(85)	(0.23)
Restructuring and related charges	—	18	48	—	66	—	66	17	49	0.14
Remeasurement of net deferred tax liabilities at lower enacted state tax rates	—	—	—	—	—	—	—	36	(36)	(0.10)
Adjusted Non-GAAP Results					$4,414		$4,101	$924	$3,166	$8.73

TYSON FOODS, INC.
Adjusted Operating Income (Loss) Non-GAAP Reconciliations
(In millions)
(Unaudited)

Adjusted Operating Income (Loss)
(for the fourth quarter ended September 30, 2023)
	Beef	Pork	Chicken	Prepared Foods	International/Other	Total
Reported operating income (loss)	$(323)	$(11)	$(267)	$118	$20	$(463)
Add: Production facilities fire insurance costs, net of proceeds[5]	—	—	4	—	—	4
Add: Restructuring and related charges	7	3	5	16	—	31
Add: Plant closures	—	—	215	—	—	215
Add: Legal contingency accruals	—	—	118	—	—	118
Add: Goodwill impairment	333	—	—	—	—	333
Less: China plant relocation remuneration	—	—	—	—	(19)	(19)
Add: Product line discontinuation	—	—	—	17	—	17
Adjusted operating income (loss)	$17	$(8)	$75	$151	$1	$236

Adjusted Operating Income (Loss)
(for the fourth quarter ended October 1, 2022)
	Beef	Pork	Chicken	Prepared Foods	International/Other	Total
Reported operating income (loss)	$375	$(55)	$340	$111	$(5)	$766
Less: Production facilities fire insurance proceeds, net of costs[5]	—	—	(9)	—	—	(9)
Add: Restructuring and related charges	16	5	6	36	3	66
Adjusted operating income (loss)	$391	$(50)	$337	$147	$(2)	$823

Adjusted Operating Income (Loss)
(for the twelve months ended September 30, 2023)
	Beef	Pork	Chicken	Prepared Foods	International/Other	Total
Reported operating income (loss)	$(91)	$(139)	$(770)	$823	$(218)	$(395)
Less: Production facilities fire insurance proceeds, net of costs[5]	(42)	—	(11)	—	—	(53)
Add: Restructuring and related charges	33	11	16	49	15	124
Add: Plant closures	—	—	322	—	—	322
Add: Legal contingency accruals	—	—	156	—	—	156
Add: Goodwill impairment	333	—	210	—	238	781
Less: China plant relocation remuneration	—	—	—	—	(19)	(19)
Add: Product line discontinuation	—	—	—	17	—	17
Adjusted operating income (loss)	$233	$(128)	$(77)	$889	$16	$933

Adjusted Operating Income
(for the twelve months ended October 1, 2022)
	Beef	Pork	Chicken	Prepared Foods	International/Other	Total
Reported operating income	$2,502	$193	$955	$746	$14	$4,410
Less: Production facilities fire insurance proceeds, net of costs[5]	(27)	—	(35)	—	—	(62)
Add: Restructuring and related charges	16	5	6	36	3	66
Adjusted operating income	$2,491	$198	$926	$782	$17	$4,414

TYSON FOODS, INC.
EBITDA and Adjusted EBITDA Non-GAAP Reconciliations
(In millions)
(Unaudited)

	Twelve Months Ended
	September 30, 2023	October 1, 2022

Net income (loss)	$(649)	$3,249
Less: Interest income	(30)	(17)
Add: Interest expense	355	365
Add/(Less): Income tax expense (benefit)	(29)	900
Add: Depreciation	1,100	945
Add: Amortization[4]	229	246
EBITDA	$976	$5,688

Adjustments to EBITDA:
Less: Production facilities fire insurance proceeds, net of costs[5]	$(75)	$(114)
Add: Restructuring and related charges	124	66
Add: Plant closures	322	—
Add: Legal contingency accruals	156	—
Add: Goodwill impairment	781	—
Less: China plant relocation remuneration	(19)	—
Add: Product line discontinuation	17	—
Less: Depreciation included in EBITDA adjustments[6]	(133)	—
Total Adjusted EBITDA	$2,149	$5,640

Total gross debt	9,506	8,321
Less: Cash and cash equivalents	(573)	(1,031)
Less: Short-term investments	(15)	(1)
Total net debt	$8,918	$7,289

Ratio Calculations:
Gross debt/EBITDA	9.7x	1.5x
Net debt/EBITDA	9.1x	1.3x

Gross debt/Adjusted EBITDA	4.4x	1.5x
Net debt/Adjusted EBITDA	4.1x	1.3x
4 Excludes the amortization of debt issuance and discount expense of $10 million and $11 million for the twelve months ended September 30, 2023 and October 1, 2022, respectively, as it is included in interest expense.
5 Relates to fires at production facilities in Chicken in the fourth quarter of fiscal 2021 and Beef in the fourth quarter of fiscal 2019.
6 Removal of accelerated depreciation of $19 million related to restructuring and related charges and $114 million related to plant closures for the twelve months ended September 30, 2023 as it is already included in depreciation expense.
7 Goodwill impairment is non-deductible for income tax purposes and the EPS impact is net of $24 million associated with Net Income (Loss) Attributable to Noncontrolling Interests.
8 The China plant relocation remuneration EPS impact is net of $3 million associated with Net Income (Loss) Attributable to Noncontrolling Interests.
9 GAAP EPS, Net Income (Loss) Per Share Attributable to Tyson, excluded the impact of certain antidilutive securities given the Company incurring a net loss for fiscal 2023. Adjusted Non-GAAP EPS is in a net income position, and thus, the impact of the otherwise antidilutive securities under GAAP EPS were added back in the calculation of Adjusted Non-GAAP EPS.

About Tyson Foods, Inc.
Tyson Foods, Inc. (NYSE: TSN) is one of the world’s largest food companies and a recognized leader in protein. Founded in 1935 by John W. Tyson and grown under four generations of family leadership, the Company has a broad portfolio of products and brands like Tyson®, Jimmy Dean®, Hillshire Farm®, Ball Park®, Wright®, Aidells®, ibp® and State Fair®. Headquartered in Springdale, Arkansas, the Company had approximately 139,000 team members on September 30, 2023. Through its Core Values, Tyson Foods strives to operate with integrity, create value for its shareholders, customers, communities and team members and serve as a steward of the animals, land and environment entrusted to it. Visit www.tysonfoods.com.
Conference Call Information and Other Selected Data
A conference call to discuss the Company's financial results will be held at 9 a.m. Eastern Monday, November 13, 2023. A link for the webcast of the conference call is available on the Tyson Investor Relations website at http://ir.tyson.com. The webcast also can be accessed by the following direct link: https://events.q4inc.com/attendee/104152249. For those who cannot participate at the scheduled time, a replay of the live webcast and the accompanying slides will be available at http://ir.tyson.com. A telephone replay will also be available until Wednesday, December 13, 2023, toll free at 1-877-344-7529, international toll 1-412-317-0088 or Canada toll free 855-669-9658. The replay access code is 3023146. Financial information, such as this news release, as well as other supplemental data, can be accessed from the Company's web site at http://ir.tyson.com.
Forward-Looking Statements
Certain information in this release constitutes forward-looking statements as contemplated by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, current views and estimates of our outlook for fiscal 2024, other future economic circumstances, industry conditions in domestic and international markets, our performance and financial results (e.g., debt levels, return on invested capital, value-added product growth, capital expenditures, tax rates, access to foreign markets and dividend policy). These forward-looking statements are subject to a number of factors and uncertainties that could cause our actual results and experiences to differ materially from anticipated results and expectations expressed in such forward-looking statements. We wish to caution readers not to place undue reliance on any forward-looking statements, which are expressly qualified in their entirety by this cautionary statement and speak only as of the date made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that may cause actual results and experiences to differ from anticipated results and expectations expressed in such forward-looking statements are the following: (i) global pandemics have had, and may in the future have, an adverse impact on our business and operations; (ii) the effectiveness of our financial excellence programs; (iii) access to foreign markets together with foreign economic conditions, including currency fluctuations, import/export restrictions and foreign politics; (iv) cyberattacks, other cyber incidents, security breaches or other disruptions of our information technology systems; (v) risks associated with our failure to consummate favorable acquisition transactions or integrate certain acquisitions’ operations; (vi) the Tyson Limited Partnership’s ability to exercise significant control over the Company; (vii) fluctuations in the cost and availability of inputs and raw materials, such as live cattle, live swine, feed grains (including corn and soybean meal) and energy; (viii) market conditions for finished products, including competition from other global and domestic food processors, supply and pricing of competing products and alternative proteins and demand for alternative proteins; (ix) outbreak of a livestock disease (such as African swine fever (ASF), avian influenza (AI) or bovine spongiform encephalopathy (BSE)), which could have an adverse effect on livestock we own, the availability of livestock we purchase, consumer perception of certain protein products or our ability to conduct our operations; (x) changes in consumer preference and diets and our ability to identify and react to consumer trends; (xi) effectiveness of advertising and marketing programs; (xii) significant marketing plan changes by large customers or loss of one or more large customers; (xiii) our ability to leverage brand value propositions; (xiv) changes in availability and relative costs of labor and contract farmers and our ability to maintain good relationships with team members, labor unions, contract farmers and independent producers providing us livestock, including as a result of our plan to relocate certain corporate team members to our world headquarters in Springdale, Arkansas; (xv) issues related to food safety, including costs resulting from product recalls, regulatory compliance and any related claims or litigation; (xvi) the effect of climate change and any legal or regulatory response thereto; (xvii) compliance with and changes to regulations and laws (both domestic and foreign), including changes in accounting standards, tax laws, environmental laws, agricultural laws and occupational, health and safety laws; (xviii) adverse results from litigation; (xix) risks associated with leverage, including cost increases due to rising interest rates or changes in debt ratings or outlook; (xx) impairment in the carrying value of our goodwill or indefinite life intangible assets; (xxi) our participation in a multiemployer pension plan; (xxii) volatility in capital markets or interest rates; (xxiii) risks associated with our commodity purchasing activities; (xxiv) the effect of, or changes in, general economic conditions; (xxv) impacts on our operations caused by factors and forces beyond our control, such as natural disasters, fire, bioterrorism, pandemics, armed conflicts or extreme weather; (xxvi) failure to maximize or assert our intellectual property rights; (xxvii) effects related to changes in tax rates, valuation of deferred tax assets and liabilities, or tax laws and their interpretation; and (xxviii) the other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including those included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K and Quarterly reports on Form 10-Q.

Media Contact: Laura Burns, 479-713-9890 Investor Contact: Sean Cornett, 479-466-0401	Source: Tyson Foods, Inc. Category: IR, Newsroom